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                                                                   EXHIBIT 23.7



              [McDANIEL & ASSOCIATES CONSULTANTS LTD. LETTERHEAD]





                        CONSENT OF INDEPENDENT PETROLEUM
                            ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference of our Firm's name in the Annual Report on Form 10-K of Ocean Energy, Inc. and subsidiaries for the year ended December 31, 1998, into Ocean Energy Royalty Trust's Registration Statement on Form S-1 and Ocean Energy, Inc.'s Registration Statement on Form S-3 to which this consent is an exhibit. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.


Sincerely,

McDANIEL & ASSOCIATES CONSULTANTS, LTD.

/s/ P. A. WELCH
--------------------------------------
P. A. Welch, P. Eng.
Senior Vice President


Calgary, Alberta
July 14, 1999